EXHIBIT 10.1

PERSONAL & CONFIDENTIAL

To:

From:

Date:

Subject:    2017 Stock Option Award Agreement

On ___________________ (the “Grant Date”), the Compensation and Benefits Committee of the Board of Directors of The Brink’s Company (the “Company”), in accordance with the terms of The Brink’s Company 2013 Equity Incentive Plan (the “Plan”), granted you this award (this “Award”) of nonqualified stock options (the “Options”) to purchase _____________ shares of common stock of the Company (each, a “Share”) at a price of $________ per Share. Capitalized terms that are used but not defined herein or in the Terms and Conditions attached hereto (collectively, this “Award Agreement”) shall have the meanings ascribed to such terms in the Plan.

Unless otherwise provided under this Award Agreement, subject to your continued employment by the Company or one of its Subsidiaries from the Grant Date through _____________ (the “Vesting Date”), the Options shall become vested if the average closing price of Shares over any 15 consecutive trading day period between the Grant Date and the Vesting Date is at least $________ (the “Price Target”).

Except as expressly provided below, any Options with respect to which the Price Target has not been attained as of the Vesting Date shall be forfeited automatically at such time.

The Company shall comply with federal, state and local tax withholding requirements with respect to the taxable income you will recognize from exercise of the Options (which may include withholding from delivery a sufficient number of Shares to provide for the payment of withholding taxes or withholding cash compensation, as permitted under relevant law).
Prior to your acceptance of this Award, you will need to review this Award Agreement, which includes the following documents provided below:

•	The Terms and Conditions, which together with the Plan (receipt of a copy of which is hereby acknowledged by you), govern this Award.

•
A copy of The Brink’s Company Compensation Recoupment Policy (as amended from time to time, the “Recoupment Policy”, the current version of which is attached hereto as Exhibit A), which provides that incentive compensation that meets the definition of Excessive Compensation under the Recoupment Policy will be recouped from executive officers and other responsible parties in the event the Company is required to provide an accounting restatement for any of the prior three fiscal years, due to material noncompliance with any financial reporting requirement under the Federal securities laws. You must agree to the terms of the Recoupment Policy in order to receive this Award, as outlined in Section 7(a) of this Award Agreement.

•
The Restrictive Covenant Agreement (which is attached hereto as Exhibit B), which will require that you refrain from certain activities in the event that you terminate employment with the Company and its Subsidiaries. You must agree to these restrictions in order to receive this Award, as outlined in Section 9 of the Terms and Conditions.

By your signature and the authorized Company signature below and on the final page of the Terms and Conditions, you and the Company agree that this Award is granted under and governed by the terms and conditions of this Award Agreement and the Plan (receipt of a copy of which is hereby acknowledged, and which is incorporated by reference into this Award Agreement).

The Brink’s Company	Date

Employee	Date

TERMS AND CONDITIONS

1.Subject to all the terms and conditions of the Plan, the employee identified above (the “Employee”) is granted this Award as set forth above.

2.(a) Notwithstanding Section 12(g) of the Plan, unless otherwise determined by the Board or the Committee, if, in the event of a Change in Control that occurs on or prior to the Vesting Date, this Award remains outstanding or the successor company assumes or provides a substitute award for this Award, with appropriate adjustments to the exercise price and number and kinds of shares underlying this Award, any portion of this Award that is unvested shall remain outstanding and eligible to vest and be exercised in accordance with the terms of this Award Agreement; provided, however, the Price Target shall cease to apply following a Change in Control. If, in the event of a Change in Control, this Award does not remain outstanding or the successor company does not so assume this Award or provide a substitute award, Section 12(g) of the Plan shall apply to this Award, and the Price Target shall be deemed achieved.

2.    (b) Notwithstanding Section 2(a) of this Award Agreement, if following a Change in Control, the Employee’s employment by the Company or one of its Subsidiaries is terminated by the Company or one of its Subsidiaries without Cause or by the Employee for Good Reason provided that such termination constitutes a separation from service (within the meaning of Section 409A of the Code), then, upon such termination this Award shall vest in full without regard to the Price Target.

2.    (c) For purposes of this Award Agreement, “Good Reason” means any of the following events that is not cured by the Company or any Subsidiary within thirty (30) days after written notice thereof from the Employee to the Company, which written notice must be made within ninety (90) days of the occurrence of the event:

(i) (A) without the Employee’s express written consent, the assignment to the Employee of any duties materially inconsistent with the Employee’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as of immediately prior to the Change in Control, (B) any other action by the Company or any Subsidiary that results in a material diminution in such position, authorities, duties or responsibilities or (C) any material failure by the Company or any Subsidiary to (1) pay the Employee compensation at an annual rate equal to the sum of (x) a salary not less than the Employee’s annualized salary in effect immediately prior to the Change in Control and (y) an annual bonus not less than the average annual bonus earned by and paid to the Employee for the last three full calendar years preceding the Change in Control; provided that, if the Employee has not been employed for the entirety of the last three full calendar years, then to the extent necessary to attain an average of three calendar years for purposes of determining the amount of such annual bonus, the Employee’s target annual bonus amount for the year in which the Change in Control occurs shall be used for any (i) partial calendar year(s) of employment and (ii) calendar year(s) that has not yet commenced; (2) permit the Employee to (x) continue to participate in all incentive and savings plans and programs generally applicable to similarly situated employees of the Company or (y) participate in incentive and savings plans and programs of the successor to the company which have benefits that are not less favorable to the Employee than the benefits available to the Employee under the incentive and savings plans and programs in which the Employee was eligible to participate immediately prior to the change in control; (3) permit the Employee and/or the Employee’s family or beneficiary, as the case may be, to (x) participate in and receive all benefits under welfare benefit plans and programs generally applicable to similarly situated employees of the Company or (y) participate in welfare benefit plans and programs of a successor company which have benefits that are not less favorable to the Employee than the benefits available to the Employee under the welfare benefit plans and programs in which the Employee was eligible to participate immediately prior to the change in control; (4) in accordance with policies then in effect with respect to the payment of expenses, pay or reimburse the Employee for all reasonable out-of-pocket travel and other expenses (other than ordinary commuting expenses) incurred by the Employee in performing services for the Company; provided that all such expenses shall be accounted for in such reasonable detail as the Company may require; and (5) provide the Employee with periods of vacation not less than those to which the Employee was entitled immediately prior to the Change in Control;

(ii) without the Employee’s express written consent, the Company’s or any Subsidiary’s requiring a change to the Employee’s work location to a location of more than 25 miles from the Employee’s work location as of immediately prior to the Change in Control which change increases the distance of the Employee’s commute from Employee’s principal residence at the time of such change;

(iii) any failure by the Company to require any successor to expressly assume and agree, in form and substance satisfactory to the Employee, to perform any agreement that provides for payments or benefits in connection with a Change in Control (a “Change in Control Agreement”) or employment agreement, in each case, between the Employee and the Company or any Subsidiary in the same manner and to the same extent that the Company or any Subsidiary would be required to perform it if no such succession had taken place; or

(iv) any material breach of, or failure by the Company or any Subsidiary to comply with, the provisions of any Change in Control Agreement or employment agreement, in each case, between the Employee and the Company or any Subsidiary.

Notwithstanding the foregoing, “Good Reason” shall cease to exist if the Employee has not terminated employment within two years following the initial occurrence of the event constituting Good Reason.

3.Options, to the extent vested, may be exercised by the Employee with respect to all or such portion of the Shares subject to this Award until the termination of the Options. The Options shall automatically terminate and no longer be exercisable upon________________ except as otherwise set forth in Section 2 of this Award Agreement or Section 11 of the Plan.

4.In order to exercise Options, the Employee shall provide written notice to the Company, specifying the number of Shares to be purchased, and shall tender the full purchase price of the Shares covered by such exercise, in accordance with Section 6(d) of the Plan. Such payment may be made in Shares already owned by the Employee. Such exercise shall be effective upon receipt by the Company of such notice and tender. Notwithstanding the foregoing, in accordance with Section 12(h) of the Plan, the Options shall be automatically, and without any action by Employee, deemed exercised, by means of a “net exercise” procedure, immediately prior to the expiration of the Options if the then Fair Market Value of the underlying Shares at that time exceeds the exercise price of the Options.

5.In accordance with Section 14(b) of the Plan, if the Employee is subject to the income tax laws of the United States of America, the Company shall, if necessary, withhold from the payment to the Employee a sufficient number of Shares to provide for the payment of any taxes required to be withheld by federal, state or local law with respect to income resulting from such payment.

6.The Options are not transferable by the Employee otherwise than by will or by the laws of descent and distribution and shall be exercised during the lifetime of the Employee only by the Employee or by the Employee’s duly appointed legal representative.

7.(a) This Agreement is subject to the terms and conditions of the Recoupment Policy, a copy of which is attached as Exhibit A, and the provisions thereof are incorporated in this Award Agreement by reference. The Employee further acknowledges and agrees that all cash-based or equity-based compensation, as defined in the Recoupment Policy (“Incentive Awards”), that the Employee receives or is eligible to receive contemporaneously with or after the date of this Agreement shall be subject to the terms and conditions of the Recoupment Policy, and the Employee may be required to forfeit such Incentive Awards, or return shares or other property (or any portion thereof) received in respect of such Incentive Awards, if the Employee is determined to be a Covered Employee and such Incentive Awards, shares or other property (or such portion thereof) is determined to be Excess Compensation (as such terms are defined in the Recoupment Policy).

8.    (b) In exchange for this Award, and the opportunity to be eligible to receive future Incentive Awards, the Employee expressly agrees and consents that all Incentive Awards previously granted shall be subject to the terms and conditions of the Recoupment Policy from and after the date hereof. For the avoidance of doubt, the Employee may be required to forfeit Incentive Awards or return shares or other property (or any portion thereof) already received in respect of such Incentive Awards, if the Employee is determined to be a Covered Employee and such Incentive Awards, shares or other property (or such portion thereof) is determined to be Excess Compensation. The parties acknowledge that the Employee would not be eligible for the benefits described in the first sentence of this Section 8(b) without agreeing to the consent in this Section 8(b).

9.In connection with the Employee’s acceptance of this Award and in consideration of the promises contained in this Award Agreement, the receipt and adequacy of which are hereby acknowledged, the Employee agrees to comply with the terms of the Restrictive Covenant Agreement set forth on Exhibit B of this Award Agreement, the provisions of which are incorporated in this Award Agreement by reference. This Award shall expire and may no longer become earned and/or payable on and after the time the Employee breaches the terms of the Restrictive Covenant Agreement, and the Employee expressly agrees to (a) return to the Company any Shares previously delivered pursuant to this Award Agreement, (b) reimburse the Company for all withholding taxes paid in connection with settlement of this Award and (c) pay to the Company the aggregate proceeds received from any sale or disposition of Shares previously delivered pursuant to this Award Agreement, promptly upon a breach of such Restrictive Covenant Agreement.

10.All other provisions contained in the Plan are incorporated in this Award Agreement by reference. The Board or the Committee may amend the Plan at any time, provided that if such amendment shall adversely affect the rights of the Employee with respect to this Award, the Employee’s consent shall be required except to the extent any such amendment is made to comply with any applicable law, stock exchange rules and regulations or accounting or tax rules and regulations. This Award Agreement may at any time be amended by mutual agreement of the Board or the Committee (or a designee thereof) and the Employee. The Company shall provide, by registered or certified mail, the Employee with written notice of any amendment to this Award Agreement or the Plan that requires the consent or agreement of the Employee, which amendment, if adopted prior to a Change in Control, shall become automatically effective unless the Employee, within 30 days of the date the Company provides such notice, gives written notice to the Company that such amendment is not accepted by the Employee, in which case the terms of this Award Agreement and the Plan shall remain unchanged. Subject to any applicable provisions of the

Company’s bylaws or of the Plan, any applicable determinations, order, resolutions or other actions of the Committee or of the Board shall be final, conclusive and binding on the Company and the Employee.

11.All notices hereunder shall be in writing and (a) if to the Company, shall be delivered personally to the Secretary of the Company or mailed to its principal office address, 1801 Bayberry Court, P.O. Box 18100, Richmond, VA 23226-8100 USA, to the attention of the Secretary, and (b) if to the Employee, shall be delivered personally or mailed to the Employee at the address set forth below. Such addresses may be changed at any time by notice from one party to the other.

12.This Award Agreement shall bind and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent provided in the Plan, the legal representatives of the Employee. As used in this Award Agreement, the “Company” means the Company as defined herein and any successor.

IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement as of the day and year first above written.

The Brink’s Company	Date

Employee	Date

Street address, City, State & ZIP

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